                                                                   EXHIBIT 10.29
                                   AGREEMENT
                                   ---------


     Made by and between Electric Fuel (E.F.L.) Limited, having a place of business at 5 Kiryat Mada Street, Har Hotzvim, Jerusalem, Israel (hereinafter "the Company"), Electric Fuel Corporation, having a place of business at 885 Third Avenue, New York, NY (hereinafter "EFC") and Dr. Walter Trux, having a place of business at Altenessener Strasse 44, 4300 Essen 1, Germany (hereinafter "Dr. Trux"), as of December 18, 1996.

WHEREAS The Company and Dr. Trux have entered into an agreement in March 1993 (hereinafter "the 1993 Agreement"), while Dr. Trux served as the Chairman of the Supervisory Board of Deutsche Post Postdienst (hereinafter "Deutsche Post"); and

WHEREAS Dr. Trux resigned from his position as Chairman of the Supervisory Board of Deutsche Post in August 1994 (hereinafter "the Resignation"); and

WHEREAS In 1994 EFC extended a loan of $720,000 to Dr. Trux (hereinafter "the Loan") collateralized by a pledge of 72,300 shares of common stock of EFC owned by Dr. Trux (hereinafter the "Trux Shares in Collateral"); and

WHEREAS The Company and Dr. Trux have jointly established a German corporation registered in the name Erbato GmbH (hereinafter "Erbato"); and

WHEREAS   Dr. Trux has made certain claims against the Company; and

WHEREAS The parties wish to resolve these claims and any and all open issues, disputes of claims between Dr. Trux, EFC and the Company.

NOW THEREFORE the parties hereto agree as follows:

1.   The 1993 Agreement.
     -------------------

1.1 The 1993 Agreement is the only Agreement governing the relationship between the parties.

1.2  The 1993 Agreement is hereby canceled.

2.   Grant of Option to Dr. Trux.
     ----------------------------

2.1 The Company hereby issues to Dr. Trux a 5-year stock Option to purchase 20,000 shares of common stock of EFC at a fixed price of $6.25 per share. The aforementioned issuance is contingent upon Dr. Trux signing the option letter attached as Schedule 1.

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2.2  EFC shall provide to Dr. Trux EFC's quarterly and annual reports, after they are filed with the Securities and Exchange Commission.

3.   Release of the Loan.  The Company and EFC do hereby, for themselves, their
     --------------------
     agents, successors and assigns, forever release, remise, acquit and forever discharge Dr. Trux and his heirs, successors, personal representatives and assigns, of and from all, and all manner of, action and actions, cause and causes of action, suits, damages, judgments, executions and claims whatever, in law or equity, which either ever had, has now or which any heir, successor, personal representative or assign of the Company or EFC can, shall or may have against Dr. Trux with respect to the Loan plus all interest. The aforementioned release is contingent upon Dr. Trux signing the share transfer deed for the Trux Shares in Collateral, attached as
     Schedule 2.

4.   The Trux Shares in Collateral.
     ------------------------------

4.1 Dr. Trux hereby conveys to the Company the Trux Shares in Collateral, and the Company accepts the transfer to it of the Trux Shares in Collateral.

4.2 Dr. Trux represents and warrants to the Company and EFC that he is the sole record and beneficial owner of, and is transferring to the Company the Trux Shares in Collateral free and clear of all claims, encumbrances and restrictions.

4.3 Dr. Trux hereby releases all his right, title and interest in the Trux Shares in Collateral. Dr. Trux shall execute all stock powers, assignment documents, and any other documents necessary to transfer Trux Shares in Collateral to the Company.

5.   Release.  In consideration of the issuance of EFC stock options described
     --------
     in paragraph 2 above and the extinguishing of the Loan in paragraph 3 above, Dr. Trux does hereby, for himself, his agents, successors and assigns, forever release, remise, acquit and forever discharge the Company and EFC, their respective stockholders, directors, officers, employees and affiliates and parents or subsidiaries thereof (together with the stockholders, officers, directors, employees and affiliates of such affiliates, parents or subsidiaries) and each of their respective heirs, successors, personal representatives and assigns, of and from all, and all manner of, action and actions, cause and causes of action, suits, damages, judgments, executions and claims whatever, in law or equity, which either ever had, has now or which any heir, successor, personal representative or assign of Dr. Trux can, shall or may have against the Company or EFC with respect to the 1993 Agreement and with respect to any other right or obligation. For the avoidance of doubt, the parties confirm that neither the Company nor EFC will make a cash payment in consideration of this Agreement or the release by Dr. Trux.

6.   Erbato Shares.  In further consideration of DM 1, the Company hereby agrees
     --------------
     to sell all its Erbato capital shares (constituting its 80% equity ownership) to Dr. Trux, and Dr. Trux hereby agrees to purchase all of the Company's Erbato capital shares (constituting its 80% equity ownership). The closing of the purchase and sale of the Company's Erbato capital shares (the "Closing") shall take place one week after Dr. Trux submits to the Company documentation, in a form satisfactory to the Company, that evidences that Erbato's Charter provides that Erbato has no rights, license or interest in anything to do with the Company or EFC. At the Closing, the Company shall cause the transfer to Dr. Trux of the Erbato Capital shares, and Dr. Trux shall transfer DM 1 to the Company and shall present the executed share transfer deed attached as Schedule 3.

7.   Miscellaneous.
     --------------

7.1 Each of the parties represents and warrants to the others that he or it has not sold, assigned, conveyed, or otherwise transferred or encumbered prior to the date of this Agreement any claim or demand which he or it is now releasing.

7.2 This Agreement is and shall be binding upon the parties, their respective agents, heirs, successors, assigns, trustees, and any committee or other arrangement of creditors organized with respect to the affairs of any party.

7.3 If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision the parties shall negotiate in good faith to add a provision that is legal, valid, and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the parties have bargained hereunder.

7.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The parties irrevocably submit to the exclusive jurisdiction of the courts of Israel in respect to any dispute or matter arising out of or connected with this Agreement.

7.5 This Agreement may and shall be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or maintained in breach of this Agreement.

7.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                       3
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                                       4

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


ELECTRIC FUEL (E.F.L.) Limited      _____________________________
                                    Dr. Walter Trux


By:  ____________________________

Name:  __________________________

Title:  _________________________


ELECTRIC FUEL CORPORATION


By:  ____________________________

Name:  __________________________

Title:  _________________________

                                  SCHEDULE 1
                                  ----------


                           ELECTRIC FUEL CORPORATION



                                             December 18, 1996

Dr. Walter Trux
Altenessener Strasse 44
4300 Essen 1
Germany

Re:  Stock Options
     -------------

Dear Dr. Trux:

1. Electric Fuel Corporation (the "Company") hereby issues to you options (the "Options") to purchase 20,000 shares of Common Stock of EFC (the "Shares") for a purchase price of $6.25 per share (the "Exercise Price"), subject to the provisions contained herein.

2. The Option is exercisable during the period from the date hereof until 5:00 p.m. Eastern Standard Time on December 18, 2001 (the "Option Period"). The Options and the rights conferred hereby shall terminate at the aforementioned time on the last day of the Option Period.

3. The Options shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company, accompanied by (i) a written notice of exercise and (ii) payment to the Company, for the account of the Company, of the Exercise Price for the number of shares of Ordinary Stock specified in such notice. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available U.S. dollars. The Options may be exercised on one occasion at any time during the Option Period.

4. The aggregate number of Shares shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Ordinary Stock resulting from a stock split or other subdivision or consolidation of the Ordinary Stock.

5. Any tax consequences arising from the issuance, sale or other transfer of the Shares or from any other event or act with respect to the Options or the Shares, shall be borne solely by Dr. Trux.

6. This Letter Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to the rules respecting conflict of law.

     Kindly indicate your acceptance of the terms and conditions of this Letter Agreement by executing it at the space provided below.

                                             Sincerely,



                                             Electric Fuel Corporation


The undersigned hereby agrees to
the above terms and conditions:

Dr. Walter Trux

Dated: As of December 18, 1996

                                  SCHEDULE 2
                                  ----------

                              SHARE TRANSFER DEED
                              -------------------

The undersigned, Dr. Walter Trux (the "Transferor") hereby transfers to Electric Fuel (E.F.L.) Limited (the "Transferee"), 72,300 shares of common stock of Electric Fuel Corporation, par value $.01 per share, (the "Shares"), and the said Transferee does hereby agree to take the Shares.

TRANSFEROR:        TRANSFEREE:

DR. WALTER TRUX                     ELECTRIC FUEL (E.F.L.) LIMITED
_____________________________   BY: ________________________________

                                NAME: ______________________________


Dated: December 18, 1996

                                  SCHEDULE 3
                                  ----------


                              SHARE TRANSFER DEED
                              -------------------

The undersigned, Electric Fuel (E.F.L.) Limited (the "Transferor") hereby transfers to Dr. Walter Trux (the "Transferee"), ___ shares of stock of Erbato GmbH (the "Shares"), and the said Transferee does hereby agree to take the Shares.

TRANSFEROR:                       TRANSFEREE:

ELECTRIC FUEL (E.F.L.) LIMITED             DR. WALTER TRUX
______________________________    BY: _____________________________

                                  NAME: ___________________________


Dated: December 18, 1996